                                                                    EXHIBIT 12.1




                      RATIO OF EARNINGS TO FIXED CHARGES


        The ratio of earnings to fixed charges for each of the years in the five-year period ended December 31, 1996 and for the six-month periods ended June 30, 1996 and 1997 is presented below. The Company's pro forma ratio of earnings to fixed charges is presented as if the consummation of the Refinancing had occurred on January 1, 1996. Ratio of Earnings to Fixed Charges means the ratio of pretax income from continuing operations (with certain adjustments described below) to the total of: (i) interest and (ii) such portion of rental expense as can be demonstrated to be representative of the interest factor in the particular case.




                                                   YEAR ENDED DECEMBER 31,
                                    -----------------------------------------------------------------
                                       1992             1993         1994          1995         1996
                                       ----             ----         ----          ----         ----

HISTORICAL:
EARNINGS BEFORE FIXED CHARGES:
    Net (Loss) Income              ($19,415,953)   ($11,502,923)  ($8,805,280)  ($6,061,759)  ($1,894,244)
    Add:  Interest Expense           11,885,916       8,225,311     8,492,134     9,717,511     8,878,285
          Interest factor in
            rental expense              200,760         205,642       201,224       223,099       233,243
                                    ---------------------------------------------------------------------
EARNINGS BEFORE FIXED CHARGES       ($7,329,277)    ($3,071,970)    ($111,922)   $3,878,851    $7,217,284
                                    =====================================================================
FIXED CHARGES:
     Interest Expense               $11,885,916      $8,225,311    $8,492,134    $9,717,511    $8,878,285
     Interest factor in rental
       expense                          200,760         205,642       201,224       223,099       233,243
                                    ---------------------------------------------------------------------
TOTAL FIXED CHARGES                 $12,086,676     $ 8,430,953    $8,693,358    $9,940,610    $9,111,528
                                    =====================================================================

RATIO OF EARNINGS TO FIXED
 CHARGES                                      -               -             -             -             -

DEFICIENCY IN EARNINGS AVAILABLE
 TO COVER FIXED CHARGES             $19,415,953     $11,502,923    $8,805,280    $6,061,759    $1,894,244
                                    =====================================================================


ADJUSTED DATA:
EARNINGS BEFORE FIXED CHARGES:
    Net (Loss) Income                                                                         ($4,353,959)
    Add:  Interest Expense                                                                     11,338,000
           Interest factor in
             rental expense                                                                       233,243
                                                                                             ------------
EARNINGS BEFORE FIXED CHARGES                                                                 $ 7,217,284
                                                                                             ============





FIXED CHARGES:
    Interest Expense                                                                          $11,338,000
    Interest factor in rental expense                                                             233,243
                                                                                             ------------
                                                                                              $11,571,243
TOTAL FIXED CHARGES                                                                          ============

RATIO OF EARNINGS TO FIXED CHARGES                                                                     --

DEFICIENCY IN EARNINGS AVAILABLE TO
     COVER FIXED CHARGES                                                                      $ 4,353,959
                                                                                             ============






                                                                             SIX MONTHS ENDED
                                                                                 JUNE 30,
                                                                    ---------------------------------
HISTORICAL:                                                                  1996           1997
EARNINGS BEFORE FIXED CHARGES:                                               ----           ----
    Net (Loss) Income                                                     ($1,025,414)      $26,506
    Add:  Interest Expense                                                  4,604,798     4,268,461
          Interest factor in rental expense                                   115,653       123,184
                                                                      -----------------------------
EARNINGS BEFORE FIXED CHARGES                                              $3,695,037    $4,418,151
                                                                      =============================
FIXED CHARGES:
     Interest Expense                                                      $4,604,798    $4,268,461
     Interest factor in rental expense                                        115,653       123,184
                                                                      -----------------------------
TOTAL FIXED CHARGES                                                        $4,720,451    $4,391,645
                                                                      =============================

RATIO OF EARNINGS TO FIXED CHARGES                                                   -          1.0x
DEFICIENCY IN EARNINGS AVAILABLE
   TO COVER FIXED CHARGES                                                  $1,025,414             -
                                                                      =============================


ADJUSTED DATA:
EARNINGS BEFORE FIXED CHARGES:
    Net (Loss) Income                                                                   ($1,368,798)
    Add:  Interest Expense                                                                5,663,765
           Interest factor in rental
                expense                                                                     123,184
                                                                                       ------------

EARNINGS BEFORE FIXED CHARGES                                                            $4,418,151
                                                                                       ============
FIXED CHARGES:
    Interest Expense                                                                     $5,663,765
    Interest factor in rental expense                                                       123,184
                                                                                       ------------
TOTAL FIXED CHARGES                                                                      $5,786,949
                                                                                       ============
RATIO OF EARNINGS TO FIXED EARNINGS                                                              --

DEFICIENCY IN EARNINGS AVAILABLE TO
     COVER FIXED CHARGES                                                                 $1,368,798
                                                                                       ============

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